Exhibit 99.1

Investor contacts:

Lisa Laukkanen

The Blueshirt Group for InterVideo

415-217-4967

lisa@blueshirtgroup.com

InterVideo Reports Strong Financial Results for First Quarter 2005

Company Continues to Execute on Product Strategy;

Delivers Strong Growth in New Products

Fremont, Calif., May 4, 2005 — InterVideo, Inc. (Nasdaq: IVII), a leading provider of DVD software, today reported financial results for the three-month period ended March 31, 2005.

For the first quarter of 2005, InterVideo reported revenue of $21.9 million, an increase of 16% over $18.8 million reported in the first quarter of 2004. Net income for the first quarter of 2005 was $2.7 million, or $0.17 per diluted share, as compared to net income of $2.6 million, or $0.17 per diluted share reported in the first quarter of 2004.

Revenue from products such as WinDVD Creator, WinDVD Cinema and InstantON was 37% of total revenue in the first quarter of 2005, as compared to 22% of total revenue in the first quarter of 2004. Revenue from WinDVD represented 63% of total revenue in the first quarter of 2005 compared to 78% of total revenue in the first quarter of 2004.

Gross margins for the first quarter of 2005 were 58%. The company closed the quarter with $74.4 million in cash, cash equivalents and short-term investments.

“We are pleased to report another quarter of increased revenue and our third consecutive quarter of exceeding both revenue and earnings expectations,” commented President and CEO, Steve Ro. “In particular, we are proud of the continued success of our newest product, InstantON, which experienced record sales during the quarter.

“Shortly after the quarter closed, we executed on our plans to purchase a controlling interest in Ulead Systems, Inc., a leading developer of innovative video, imaging and DVD authoring software based in Taiwan, and closed our tender offer. We are excited about the opportunities for strengthening our engineering resources through Ulead, which should enable us to accelerate our product development activities for next generation standards,” concluded Ro. This purchase will be accounted for as a step acquisition.

Business Outlook

The following statements are based on current expectations and information available to us as of May 4, 2005; we do not undertake a duty to update them. Our ability to project future results is inherently uncertain. These statements are “forward-looking” and actual results may differ materially as a result of risks outlined below.

Beginning in the second quarter of 2005, InterVideo will report with Ulead on a consolidated basis. InterVideo estimates its revenue for the second quarter of 2005 to be in the range of $27 to $30 million and earnings per share in the range of $0.16 to $0.18, assuming an estimated tax rate of 25%. As a result of this transaction, for the full year of 2005, InterVideo is raising its guidance and expects revenue in the range of $115 to $125 million and earnings per share in the range of $0.77-$0.83, assuming an estimated tax rate of 35%.

InterVideo will be conducting an Analyst Meeting at the NASDAQ MarketSite in New York on Monday, May 9, 2005. Steve Ro, President and CEO, Randy Bambrough, CFO, and other members of the senior management team will give a business overview and discuss emerging opportunities in the convergence of consumer electronics and PC markets. The analyst meeting and webcast is scheduled to begin at 10:00a.m. Eastern Time. To access the live Webcast, please visit http://www.investor.intervideo.com or the main page of the investor relations section of InterVideo’s website at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software.

Conference Call Details

The InterVideo First Quarter teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Wednesday, May 4, 2005. To access the live Webcast, please visit http://www.investor.intervideo.com or the main page of the investor relations section of InterVideo’s website at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. This press release and the Webcast will also be posted to the website at that location. A replay of the call will be available to investors through May 11, 2005, by dialing (800) 405-2236 and entering the passcode 11028617. Callers outside the US and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11028617.

About InterVideo, Inc.

InterVideo is a leading provider of DVD software. InterVideo has developed a technology platform from which it has created a broad suite of integrated multimedia software products that allow users to capture, edit, author, burn, distribute, and play digital video. InterVideo’s software is bundled with products sold by the majority of the leading PC OEMs. The company is headquartered in Fremont, CA with regional offices in Europe, Taiwan, China and Japan. For more information, contact InterVideo at 510/651-0888 or visit the company’s Web site at www.intervideo.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our estimated revenues, earnings per share and effective tax rate for the second quarter and full year of 2005, the anticipated benefits of the Ulead transaction, including the strengthening of engineering resources and accelerated product development. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to unanticipated developments or events concerning the financial condition, assets, operations, business or prospects of Ulead; adverse effects on existing business relationships with suppliers and customers; customers acceptance of new technology or product offerings; the markets for new products do not grow as rapidly as anticipated; problems integrating the operations, personnel, technologies or products of the two companies; problems maintaining internal controls and procedures with a company with significant presence in Taiwan; conflicts of interest issues that might arise between InterVideo and Ulead as a majority-owned subsidiary; potential loss of key management, engineers and other employees; litigation or claims regarding alleged infringement of third parties’ intellectual property rights; the ability to maintain or expand our relationship with our retail and OEM customers and other risks and uncertainties. Please consult the various reports and documents filed by InterVideo with the U.S. Securities and Exchange Commission, including but not limited to InterVideo’s annual report on Form 10-K for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and InterVideo disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the first quarter ended March 31, 2005 are not necessarily indicative of InterVideo’s operating results for any future periods.

InterVideo is a registered trademark of InterVideo, Inc. All other trademarks are the property of their respective holders.

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TABLES TO FOLLOW

INTERVIDEO, INC.

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31
	2005	2004
Revenue	$21,904	$18,821

Cost of revenue :	9,172	7,935

Gross Profit	12,732	10,886

Operating Expenses :
Research and development	3,010	2,288
Sales and marketing	2,751	2,759
General and administrative	2,889	1,704
Stock-based compensation	40	75

Total operating expenses	8,690	6,826

Income from operations	4,042	4,060

Other income, net	298	173

Income before income taxes	4,340	4,233

Provision for income taxes	1,671	1,630

Net income	$2,669	$2,603

Net income per share :
Basic	$0.19	$0.20

Diluted	$0.17	$0.17

Number of shares used in net income per share calculation:
Basic	13,791	13,217

Diluted	15,352	15,354

INTERVIDEO, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	March 31, 2005	December 31, 2004
Current Assets :
Cash and cash equivalents	$34,508	$27,410
Short term investments	39,939	47,177
Accounts receivable (net of $218 and $215 allowance, respectively)	5,002	5,660
Deferred tax assets	—	256
Prepayments and other current assets	1,739	2,136
Inventory	574	444

Total current assets	81,762	83,083

Property and equipment, net	2,757	2,606
Goodwill	1,018	1,018
Other purchased intangible assets	33	83
Deferred tax assets	5,446	5,446
Other assets	15,887	9,539

Total assets	$106,903	$101,775

Current liabilities :
Accounts payable	$1,186	$1,098
Accrued liabilities	13,105	13,129
Income tax payable	1,632	333
Deferred revenue	3,099	4,002
Deferred tax liabilities	1,269	—

Total current liabilities	20,291	18,562

Stockholders’ equity :
Common stock, $0.001 par value, 150,000 shares authorized, 13,787 and 13,661 shares issued and outstanding respectively	14	14
Additional paid-in capital	76,026	76,498
Notes receivable from stockholders	(767)	(830)
Deferred stock compensation	(54)	(95)
Accumulated other comprehensive income	2,219	1,121
Retained earnings	9,174	6,505

Total stockholder’s equity	86,612	83,213

Total liabilities and stockholders’ equity	$106,903	$101,775